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                           VOTE THIS PROXY CARD TODAY
                         YOUR PROMPT RESPONSE WILL SAVE
                       THE EXPENSE OF ADDITIONAL MAILINGS

                  (Please Detach at Perforation Before Mailing)

        ................................................................

            EVERGREEN INVESTMENT TRUST - EVERGREEN MANAGED BOND FUND
              SPECIAL MEETING OF SHAREHOLDERS -- FEBRUARY 12, 1996


The undersigned hereby appoints John J. Pileggi, Joan V. Fiore and Joseph J. McBrien and each of them, attorneys and proxies for the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Evergreen Managed Bond Fund (the "Fund"), which the undersigned is entitled to vote at a Meeting of Shareholders of the Fund to be held at 2500 Westchester Avenue, Purchase, New York 10577 on February 12, 1996, at 10:00 a.m. and any adjournments thereof (the "Meeting"). The undersigned hereby acknowledges receipt of the Notice of Meeting and Prospectus/Proxy Statement, and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the powers and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

NOTE: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give your full title.


DATE:______________, 1996         _____________________________



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                                   Signature(s)


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                                   Title(s), if applicable
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PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES.

PLEASE INDICATE YOUR VOTE BY AN "X" IN THE APPROPRIATE BOX BELOW. THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSAL. IN THE ABSENCE OF ANY SPECIFICATION, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL.

1. To approve the proposed Agreement and Plan of Reorganization with the Fixed Income Fund.

             [ ]  YES      [  ]    NO      [ ]   ABSTAIN


     In their discretion, the Proxies, and each of them, are authorized to vote upon any other business that may properly come before the Meeting, or any adjournment(s) thereof, including any adjournment(s) necessary to obtain the requisite quorums and for approvals.

     These items are discussed in greater detail in the Prospectus/Proxy Statement. The Board of Trustees of Evergreen Investment Trust has fixed the close of business on December , 1995, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting.

     SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE SPECIAL MEETING ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. INSTRUCTIONS FOR THE PROPER EXECUTION OF PROXIES ARE SET FORTH ON THE INSIDE COVER OF THE PROSPECTUS/PROXY STATEMENT.